EXHIBIT  23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of the following in the registration statement of Universe2U Inc. attached hereto:


to all references to our Firm included in or made a part of the registration statement attached hereto.


                        /s/  Moore  Stephens  Cooper  Molyneux  LLP

                        Moore  Stephens  Cooper  Molyneux  LLP


Toronto,  Ontario
July 29,  2002